UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2012

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
As previously announced, later today, Michael Weiss, Chairman, President and Chief Executive Officer, Matthew Moellering, Executive Vice President and Chief Operating Officer, and Paul Dascoli, Senior Vice President and Chief Financial Officer, of Express, Inc. (the “Company”) will be presenting at the 14th Annual ICR Xchange Conference. During the presentation, the Company expects to affirm its previously announced guidance for the fourth quarter of 2011, including that it expects a mid-single digit increase in comparable sales and earnings per share in the range of $0.66 to $0.70 per diluted share on 89.1 million shares outstanding.
Note on Forward-Looking Statements:

This Current Report on Form 8-K contains forward-looking statements.  Forward-looking statements include any statement that does not directly relate to any historical or current fact and may herein include, but are not limited to, statements regarding comparable sales and earnings per diluted share. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) our ability to identify and respond to new and changing fashion trends, customer preferences and other related factors; (3) fluctuations in our sales and results of operations on a seasonal basis and due to store events, promotions and a variety of other factors; (4) increased competition from other retailers; (5) the success of the malls and shopping centers in which our stores are located; (6) our dependence upon independent third parties to manufacture all of our merchandise; (7) our growth strategy, including our international expansion plan; (8) our dependence on a strong brand image; (9) our dependence upon key executive management; (10) our reliance on Limited Brands to provide us with certain key services for our business; (11) our substantial indebtedness and lease obligations; and (12) increased costs as a result of being a public company. Additional information concerning these and other factors can be found in Express, Inc.'s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Express, Inc.
Date: January 11, 2012	By	/s/ D. Paul Dascoli
D. Paul Dascoli
Senior Vice President, Chief Financial Officer and Treasurer